UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

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PC UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-52804	65-0620172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

504 NW 77th Street, Boca Raton, Florida 33487

(Address of Principal Executive Office) (Zip Code)

(561) 953-0390

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

✓	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (the “Form 8-K”) of PC Universe, Inc. (the “Company”) contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “forecasts,” “intends,” “possible,” “estimates,” “anticipates,” and “plans” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual performance or results to differ materially from those expressed in or implied by, forward-looking statements include, but are not limited to: (i) industry competition, conditions, performance and consolidation, (ii) legislative and/or regulatory developments, (iii) exposure to inventory obsolescence due to the rapid technological changes occurring in the personal computer industry, (iv) the effects of adverse general economic conditions, both within the United States and globally, and (v) our ability and the ability of the proposed acquirer of our assets and certain of our liabilities to consummate the transactions described in the letter of intent disclosed herein. You should not place undue reliance on the Company’s forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statements.

Item 8.01

Other Events.

On October 7, 2008, the Company and Beacon Enterprise Solutions Group, Inc., a Nevada corporation (“Beacon”), entered into a non-binding letter of intent (“Letter of Intent”) whereby Beacon proposed to purchase the assets of and assume certain liabilities of the Company’s business. The proposed transaction is subject to negotiation of definitive agreements, due diligence, and necessary corporate and regulatory approvals, as well as certain other closing conditions. Under the terms of the Letter of Intent, the purchase price for the Company’s assets and liabilities is expected to be paid by Beacon’s issuance of up to 3,160,000 shares of its common stock. Beacon’s common stock is currently quoted on the Over-The-Counter Bulletin Board.

Assuming the negotiation and execution of a definitive asset purchase agreement, the proposed transaction is expected to be submitted to the Company’s stockholders for approval. The Company anticipates that Beacon would then file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that would include a proxy statement of the Company and a prospectus of Beacon, and the Company anticipates that it would mail the proxy statement/prospectus to its stockholders.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SECURITY HOLDERS OF THE COMPANY WILL BE REQUESTED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is contained in the definitive proxy statement for the Company’s 2008 annual meeting of stockholders, as filed by the Company with the SEC on Schedule 14A on April 25, 2008. You may obtain a free copy of these documents by contacting the Company at the contact information provided below. The proxy statement/prospectus for the proposed transaction will provide more information about participants in the solicitation of proxies from the Company stockholders.

Investors and security holders will be able to obtain free copies of Beacon’s registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by the Company through the Web site maintained by the SEC at http://www.sec.gov. Free copies of Beacon’s registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to the Company at 504 NW 77th Street, Boca Raton, Florida 33487, Attention: Thomas M. Livia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PC UNIVERSE, INC. (Registrant)

By:	THOMAS M. LIVIA
Thomas M. Livia President, Co-Chief Executive Officer and Acting Chief Financial Officer

Date: October 9, 2008

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